STAG INDUSTRIAL ANNOUNCES FIRST QUARTER
2018 RESULTS

Boston, MA — May 1, 2018 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the first quarter of 2018.

“The first quarter reflected the strength of the platform with a record level of leasing activity and the continued pursuit of our very attractive acquisition opportunity set,” said Ben Butcher, Chief Executive Officer of the Company. “The addition of Michelle Dilley to the Board of Directors and with the wealth of supply chain management and logistical operation expertise she brings, we expect great things for 2018 and beyond."

First Quarter 2018 Highlights

•
Reported $0.22 of net income per basic and diluted share for the first quarter of 2018, as compared to $0.03 of net loss per basic and diluted share for the first quarter of 2017. Reported $21.7 million of net income attributable to common stockholders for the first quarter of 2018 compared to net loss attributable to common stockholders of $2.4 million for the first quarter of 2017.

•
Achieved $0.43 of Core FFO per diluted share for the first quarter of 2018, an increase of 4.9% compared to the first quarter of 2017 of $0.41. Generated Core FFO of $44.0 million compared to $35.4 million for the first quarter of 2017, an increase of 24.5%.

•	Generated Cash NOI of $64.2 million for the first quarter of 2018, an increase of 13.6% compared to the first quarter of 2017 of $56.5 million.

•	Acquired six buildings in the first quarter of 2018, consisting of 1.1 million square feet, for $78.8 million with a weighted average Capitalization Rate of 6.7%.

•	Sold two buildings in the first quarter of 2018, consisting of 650,636 square feet for $50.4 million, resulting in a gain of $22.7 million.

•	Achieved an Occupancy Rate of 94.7% on the total portfolio and 95.6% on the Operating Portfolio as of March 31, 2018.

•	Executed Operating Portfolio leases for 3.3 million square feet for the first quarter of 2018, resulting in a Cash Rent Change and Straight-line Rent Change of 8.7% and 16.8%, respectively.

•	Experienced 83.2% Retention for 5.6 million square feet of leases expiring in the quarter.

•	On March 9, 2018, Fitch Ratings affirmed the investment grade corporate rating of BBB and stable outlook.

•	Appointed Michelle Dilley to the Board of Directors, effective March 12, 2018.

•	Subsequent to quarter end, originated $175 million of fixed rate senior unsecured notes in a private placement offering.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, May 2, 2018 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FIRST QUARTER 2018 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2018	2017	% Change
(in $000s, except per share data)
Net income (loss) attributable to common stockholders	$21,676	$(2,359)	1,018.9%
Net income per share — basic	$0.22	$(0.03)	833.3%
Net income per share — diluted	$0.22	$(0.03)	833.3%
Cash NOI	$64,210	$56,502	13.6%
Adjusted EBITDAre	$57,391	$49,391	16.2%
Core FFO	$44,045	$35,385	24.5%
Core FFO per share / unit — basic	$0.43	$0.41	4.9%
Core FFO per share / unit — diluted	$0.43	$0.41	4.9%
AFFO	$42,534	$36,266	17.3%
Same Store Cash NOI (79.2% of portfolio)	$50,907	$51,293	(0.8)%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended March 31, 2018, the Company acquired six buildings for $78.8 million with an Occupancy Rate of 100% upon acquisition. The chart below details the acquisition activity for the three months ended March 31, 2018:

FIRST QUARTER 2018 ACQUISITION ACTIVITY

CoStar Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Greenville/Spartanburg, SC	1/11/2018	203,000	1	$10,755	8.9
Minneapolis/St Paul, MN	1/26/2018	145,351	1	13,538	5.3
Philadelphia, PA	2/1/2018	278,582	1	18,277	4.2
Houston, TX	2/22/2018	242,225	2	22,478	3.4
Greenville/Spartanburg, SC	3/30/2018	222,710	1	13,773	10.0
Total / weighted average		1,091,868	6	$78,821	6.2	6.7%

 The chart below details the 2018 acquisition activity and Pipeline through May 1, 2018:

2018 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Q1	1,091,868	6	$78,821	6.2	6.7%

As of May 1, 2018
Subsequent to quarter-end acquisitions	397,991	4	$31,008

Pipeline	39.0 million	141	$2.3 billion

The chart below details the disposition activity for the three months ended March 31, 2018:

2018 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	650,636	2	$50,379
Total	650,636	2	$50,379

Subsequent to quarter end and through May 1, 2018, the Company sold two buildings consisting of 529,462 square feet for $15.5 million.

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases signed during the three months ended March 31, 2018:

FIRST QUARTER 2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	SL Rent Change
New leases	909,072	7.6	$3.13	$3.28	$1.44	$0.85	$2.29	27.1%	37.7%
Renewal Leases	2,402,535	5.3	3.81	3.96	0.24	0.24	0.48	4.6%	12.1%
Total / weighted average	3,311,607	5.9	$3.62	$3.77	$0.57	$0.41	$0.98	8.7%	16.8%

The chart below details the Retention activity for the three months ended March 31, 2018:

2018 RETENTION

	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention
Q1	5,579,301	4,640,916	5.5	83.2%
Total / weighted average	5,579,301	4,640,916	5.5	83.2%

Liquidity and Capital Market Activity

As of March 31, 2018, the Company had Liquidity of $312 million and net debt to annualized Run Rate Adjusted EBITDAre was 5.1x. The Company did not issue equity during the first quarter.

On March 28, 2018, the Company drew $75 million of the previously unfunded $150 million unsecured term loan.

On April 10, 2018, the Company entered into a note purchase agreement to issue $175 million of fixed rate senior unsecured notes in a private placement offering with a weighted average interest rate of 4.20% as of the issuance date. The transaction consists of $75 million of 4.10% notes with a seven-year term maturing on June 13, 2025, and $100 million of 4.27% notes with a ten-year term maturing on June 13, 2028.

Conference Call

The Company will host a conference call tomorrow, Wednesday, May 2, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13678172.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2018	December 31, 2017
Assets
Rental Property:
Land	$324,734	$321,560
Buildings and improvements, net of accumulated depreciation of $266,158 and $249,057, respectively	1,958,432	1,932,764
Deferred leasing intangibles, net of accumulated amortization of $215,597 and $280,642, respectively	305,188	313,253
Total rental property, net	2,588,354	2,567,577
Cash and cash equivalents	10,455	24,562
Restricted cash	7,259	3,567
Tenant accounts receivable, net	34,013	33,602
Prepaid expenses and other assets	29,776	25,364
Interest rate swaps	12,577	6,079
Assets held for sale, net	13,498	19,916
Total assets	$2,695,932	$2,680,667
Liabilities and Equity
Liabilities:
Unsecured credit facility	$218,000	$271,000
Unsecured term loans, net	521,506	446,265
Unsecured notes, net	398,226	398,234
Mortgage notes, net	57,851	58,282
Accounts payable, accrued expenses and other liabilities	38,294	43,216
Interest rate swaps	—	1,217
Tenant prepaid rent and security deposits	21,876	19,045
Dividends and distributions payable	14,460	11,880
Deferred leasing intangibles, net of accumulated amortization of $11,321 and $13,555, respectively	20,720	21,221
Total liabilities	1,290,933	1,270,360
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2018 and December 31, 2017	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2018 and December 31, 2017	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 97,229,588 and 97,012,543 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	972	970
Additional paid-in capital	1,724,627	1,725,825
Common stock dividends in excess of earnings	(530,257)	(516,691)
Accumulated other comprehensive income	11,581	3,936
Total stockholders’ equity	1,351,923	1,359,040
Noncontrolling interest	53,076	51,267
Total equity	1,404,999	1,410,307
Total liabilities and equity	$2,695,932	$2,680,667

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2018	2017
Revenue
Rental income	$69,928	$59,222
Tenant recoveries	13,199	10,185
Other income	156	73
Total revenue	83,283	69,480
Expenses
Property	17,499	13,276
General and administrative	8,748	8,771
Property acquisition costs	—	740
Depreciation and amortization	39,965	35,953
Loss on impairments	2,934	—
Loss on involuntary conversion	—	330
Other expenses	291	194
Total expenses	69,437	59,264
Other income (expense)
Interest expense	(11,386)	(10,472)
Gain on the sales of rental property, net	22,689	325
Total other income (expense)	11,303	(10,147)
Net income	$25,149	$69
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	954	(103)
Net income attributable to STAG Industrial, Inc.	$24,195	$172
Less: preferred stock dividends	2,448	2,448
Less: amount allocated to participating securities	71	83
Net income (loss) attributable to common stockholders	$21,676	$(2,359)
Weighted average common shares outstanding — basic	97,021	81,808
Weighted average common shares outstanding — diluted	97,323	81,808
Net income (loss) per share — basic and diluted
Net income (loss) per share attributable to common stockholders — basic	$0.22	$(0.03)
Net income (loss) per share attributable to common stockholders — diluted	$0.22	$(0.03)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2018	2017
NET OPERATING INCOME RECONCILIATION
Net income	$25,149	$69
Asset management fee income	—	(30)
General and administrative	8,748	8,771
Property acquisition costs	—	740
Depreciation and amortization	39,965	35,953
Interest expense	11,386	10,472
Loss on impairments	2,934	—
Loss on involuntary conversion	—	330
Other expenses	291	194
Gain on the sales of rental property, net	(22,689)	(325)
Net operating income	$65,784	$56,174

Net operating income	$65,784	$56,174
Straight-line rent adjustments, net	(2,644)	(1,224)
Straight-line termination income adjustments, net	(137)	256
Intangible amortization in rental income, net	1,207	1,296
Cash net operating income	$64,210	$56,502

Cash net operating income	$64,210
Cash NOI from acquisitions' and dispositions' timing	727
Run Rate Cash NOI	$64,937

Same Store Portfolio NOI
Total NOI	$65,784	$56,174
Less NOI from non-same-store properties	(14,230)	(4,330)
Less termination income	(137)	(308)
Same Store NOI, excluding termination income	51,417	51,536
Less straight-line rent adjustments, net	(1,352)	(1,221)
Plus intangible amortization in rental income, net	842	978
Same Store Cash NOI	50,907	51,293

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$25,149	$69
Depreciation and amortization	39,965	35,953
Interest expense	11,386	10,472
Loss on impairments	2,934	—
Gain on the sales of rental property, net	(22,689)	(325)
EBITDAre	$56,745	$46,169

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$56,745	$46,169
Straight-line rent adjustments, net	(2,644)	(1,223)
Intangible amortization in rental income, net	1,207	1,296
Non-cash compensation expense	2,220	2,387
Termination income	(137)	(308)
Property acquisition costs	—	740
Loss on involuntary conversion	—	330
Adjusted EBITDAre	$57,391	$49,391

Adjusted EBITDAre	$57,391
Adjusted EBITDAre from acquisitions' and dispositions' timing	727
Run Rate Adjusted EBITDAre	$58,118

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2018	2017
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$25,149	$69
Rental property depreciation and amortization	39,892	35,879
Loss on impairments	2,934	—
Gain on the sales of rental property, net	(22,689)	(325)
Funds from operations	$45,286	$35,623
Preferred stock dividends	(2,448)	(2,448)
Funds from operations attributable to common stockholders and unit holders	$42,838	$33,175

Funds from operations attributable to common stockholders and unit holders	$42,838	$33,175
Intangible amortization in rental income, net	1,207	1,296
Property acquisition costs	—	740
Loss on involuntary conversion	—	330
Gain on swap ineffectiveness	—	(156)
Core funds from operations	$44,045	$35,385

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	97,021	81,808
Weighted average participating securities outstanding	202	240
Weighted average units outstanding	4,265	3,702
Weighted average common shares, participating securities, and other units - basic	101,488	85,750
Weighted average performance units and outperformance plan	227	438
Dilutive common share equivalents	302	—
Weighted average common shares, participating securities, performance and other units - diluted	102,017	86,188
Core funds from operations per share / unit - basic	$0.43	$0.41
Core funds from operations per share / unit - diluted	$0.43	$0.41

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$44,045	$35,385
Non-rental property depreciation and amortization	73	74
Straight-line rent adjustments, net	(2,644)	(1,223)
Straight-line termination income adjustments, net	(137)	256
Recurring capital expenditures	(657)	(225)
Renewal lease commissions and tenant improvements	(900)	(889)
Non-cash portion of interest expense	534	501
Non-cash compensation expense	2,220	2,387
Adjusted funds from operations (1)	$42,534	$36,266

(1) Excludes Non-Recurring Capital Expenditures of approximately $1,200 and $2,160 and new leasing commissions and tenant improvements of approximately $1,552, and $1,192 for the three months ended March 31, 2018 and March 31, 2017, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDAre), and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes property acquisition costs, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, gain or loss on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four. We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease executed during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, intangible amortization in rental income, loss on extinguishment of debt, gain on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts Recurring Capital Expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, gain or loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company and Acquisition Capital Expenditures are excluded.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets and assets contained in the Value Add Portfolio.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented.

Stabilization: We define Stabilization for assets under redevelopment to occur upon the earlier of achieving 90% occupancy or twelve months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	If acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or twelve months from the acquisition date;

•
If acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or twelve months after the known move-outs have occurred.

Straight-line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease, calculated on a straight-line basis, of the lease executed during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	Less than 75% occupied as of the acquisition date;

•	Will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	Out of service with significant physical renovation of the asset

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.